Exhibit 99.(a)(17)

STEWARD FUNDS, INC.

ARTICLES OF AMENDMENT

Steward Funds, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended to effectuate a reverse stock split of the Class C shares of the Steward Global Equity Income Fund series of the Corporation’s Common Shares pursuant to which: (i) the par value of the Class C shares of the Steward Global Equity Income Fund shall be increased from one tenth of one cent ($0.001) par value per share to one cent ($0.01) par value per share; and (ii) each issued and outstanding Class C share (or fraction thereof) of the Steward Global Equity Income Fund shall be changed into and become 1/10 of one (or 1/10 of such fraction of a) Class C share of the Steward Global Equity Income Fund (e.g., every 10 shares shall be changed into and become one share).

SECOND: The Charter of the Corporation is hereby amended to effectuate a reverse stock split of the Class R6 shares of the Steward Global Equity Income Fund series of the Corporation’s Common Shares pursuant to which: (i) the par value of the Class R6 shares of the Steward Global Equity Income Fund shall be increased from one tenth of one cent ($0.001) par value per share to one cent ($0.01) par value per share; and (ii) each issued and outstanding Class R6 share (or fraction thereof) of the Steward Global Equity Income Fund shall be changed into and become 1/10 of one (or 1/10 of such fraction of a) Class C share of the Steward Global Equity Income Fund (e.g., every 10 shares shall be changed into and become one share).

THIRD: The Charter of the Corporation is hereby amended to effectuate a reverse stock split of the Class C shares of the Steward International Enhanced Index Fund series of the Corporation’s Common Shares pursuant to which: (i) the par value of the Class C shares of the Steward International Enhanced Index Fund shall be increased from one tenth of one cent ($0.001) par value per share to two tenths of one cent ($0.002) par value per share; and (ii) each issued and outstanding Class C share (or fraction thereof) of the Steward International Enhanced Index Fund shall be changed into and become 1/2 of one (or 1/2 of such fraction of a) Class C share of the Steward Global Equity Income Fund (e.g., every two shares shall be changed into and become one share).

FOURTH: The Charter of the Corporation is hereby amended to effectuate a reverse stock split of the Class R6 shares of the Steward International Enhanced Index Fund series of the Corporation’s Common Shares pursuant to which: (i) the par value of the Class R6 shares of the Steward International Enhanced Index Fund shall be increased from one tenth of one cent ($0.001) par value per share to two tenths of one cent ($0.002) par value per share; and (ii) each issued and outstanding Class R6 share (or fraction thereof) of the Steward International Enhanced Index Fund shall be changed into and become 1/2 of one (or 1/2 of such fraction of a) Class R6 share of the Steward International Enhanced Index Fund (e.g., every two shares shall be changed into and become one share).

FIFTH: The Charter of the Corporation is hereby amended to effectuate a reverse stock split of the Class C shares of the Steward Large Cap Enhanced Index Fund series of the Corporation’s Common Shares pursuant to which: (i) the par value of the Class C shares of the Steward Large Cap Enhanced Index Fund shall be increased from one tenth of one cent ($0.001) par value per share to five tenths of one cent ($0.005) par value per share; and (ii) each issued and outstanding Class C share (or fraction thereof) of the Steward Large Cap Enhanced Index Fund shall be changed into and become 1/5 of one (or 1/5 of such fraction of a) Class C share of the Steward Large Cap Enhanced Index Fund (e.g., every 5 shares shall be changed into and become one share).

SIXTH: The Charter of the Corporation is hereby amended to effectuate a reverse stock split of the Class R6 shares of the Steward Large Cap Enhanced Index Fund series of the Corporation’s Common Shares pursuant to which: (i) the par value of the Class R6 shares of the Steward Large Cap Enhanced Index Fund shall be increased from one tenth of one cent ($0.001) par value per share to five tenths of one cent ($0.005) par value per share; and (ii) each issued and outstanding Class R6 share (or fraction thereof) of the Steward Large Cap Enhanced Index Fund shall be changed into and become 1/5 of one (or 1/5 of such fraction of a) Class R6 share of the Steward Large Cap Enhanced Index Fund (e.g., every 5 shares shall be changed into and become one share).

SEVENTH: The Charter of the Corporation is hereby amended to effectuate a reverse stock split of the Class C shares of the Steward Select Bond Fund series of the Corporation’s Common Shares pursuant to which: (i) the par value of the Class C shares of the Steward Select Bond Fund shall be increased from one tenth of one cent ($0.001) par value per share to three tenths of one cent ($0.003) par value per share; and (ii) each issued and outstanding Class C share (or fraction thereof) of the Steward Select Bond Fund shall be changed into and become 1/3 of one (or 1/3 of such fraction of a) Class C share of the Steward Select Bond Fund (e.g., every three shares shall be changed into and become one share).

EIGHTH: The Charter of the Corporation is hereby amended to effectuate a reverse stock split of the Class R6 shares of the Steward Select Bond Fund series of the Corporation’s Common Shares pursuant to which: (i) the par value of the Class R6 shares of the Steward Select Bond Fund shall be increased from one tenth of one cent ($0.001) par value per share to three tenths of one cent ($0.003) par value per share; and (ii) each issued and outstanding Class R6 share (or fraction thereof) of the Steward Select Bond Fund shall be changed into and become 1/3of one (or 1/3 of such fraction of a) Class R6 share of the Steward Select Bond Fund (e.g., every three shares shall be changed into and become one share).

NINTH: The Charter of the Corporation is hereby amended to effectuate a reverse stock split of the Class C shares of the Steward Small-Mid Cap Enhanced Index Fund series of the Corporation’s Common Shares pursuant to which: (i) the par value of the Class C shares of the Steward Small-Mid Cap Enhanced Index Fund shall be increased from one tenth of one cent ($0.001) par value per share to two tenths of one cent ($0.002) par value per share; and (ii) each issued and outstanding Class C share (or fraction thereof) of the Steward Small-Mid Cap Enhanced Index Fund shall be changed into and become 1/2 of one (or ½ of such fraction of a) Class C share of the Steward Small-Mid Cap Enhanced Index Fund (e.g., every two shares shall be changed into and become one share).

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TENTH: The Charter of the Corporation is hereby amended to effectuate a reverse stock split of the Class R6 shares of the Steward Small-Mid Cap Enhanced Index Fund series of the Corporation’s Common Shares pursuant to which: (i) the par value of the Class R6 shares of the Steward Small-Mid Cap Enhanced Index Fund shall be increased from one tenth of one cent ($0.001) par value per share to two tenths of one cent ($0.002) par value per share; and (ii) each issued and outstanding Class R6 share (or fraction thereof) of the Steward Small-Mid Cap Enhanced Index Fund shall be changed into and become 1/2 of one (or 1/2 of such fraction of a) Class R6 share of the Steward Small-Mid Cap Enhanced Index Fund (e.g., every two shares shall be changed into and become one share).

ELEVENTH: From and after the Effective Time (as hereinafter defined), the first sentence of Article Fifth, Section 5.1 of the Charter is hereby deleted in its entirety and, in lieu thereof, the following eight sentences are substituted:

“Section 5.1. Authorized Shares. The Corporation shall have the authority to issue four hundred million (400,000,000) Common Shares. All of such shares, other than the shares of common stock designated and classified to the Class C shares and Class R6 shares of the Steward Global Equity Income Fund series, the Steward International Enhanced Index Fund series, the Steward Large Cap Enhanced Index Fund series, the Steward Select Bond Fund series, and the Steward Small-Mid Cap Enhanced Index Fund series have a par value of one tenth of one cent ($0.001) per share. The shares of common stock designated and classified to the Class C shares and the Class R6 shares of the Steward Global Equity Income Fund have a par value of one tenth of one cent ($0.01) per share. The shares of common stock designated and classified to the Class C shares and the Class R6 shares of the Steward International Enhanced Index Fund have a par value of two tenths of one cent ($0.002) per share. The shares of common stock designated and classified to the Class C shares and the Class R6 shares of the Steward Large Cap Enhanced Index Fund have a par value of five tenths of one cent ($0.005) per share. The shares of common stock designated and classified to the Class C shares and the Class R6 shares of the Steward Select Bond Fund have a par value of three tenths of one cent ($0.003) per share. The shares of common stock designated and classified to the Class C shares and the Class R6 shares of the Steward Small-Mid Cap Enhanced Index Fund have a par value two tenths of one cent ($0.002) per share. The aggregate par value of all authorized shares of stock having par value is nine hundred twenty three thousand dollars ($923,000).”

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TWELFTH: The following provisions shall apply in order to effectuate the reverse stock splits described in Articles FIRST through TENTH above:

(A)       As of the Effective Time, each Class C share (or fraction thereof) of the Steward Global Equity Income Fund series with a par value of one tenth of one cent ($0.001) per share that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof be changed into 1/10 of one (or 1/10 of such fraction of a) Class C share of the Steward Global Equity Income Fund series with a par value of one cent ($0.01) per share (e.g., every 10 shares shall automatically and without any action on part of the holder thereof be changed into one share).

(B)       As of the Effective Time, each Class R6 share (or fraction thereof) of the Steward Global Equity Income Fund series with a par value of one tenth of one cent ($0.001) per share that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof be changed into 1/10 of one (or 1/10 of such fraction of a) Class R6 share of the Steward Global Equity Income Fund series with a par value of one cent ($0.01) per share (e.g., every 10 shares shall automatically and without any action on part of the holder thereof be changed into one share).

(C)       As of the Effective Time, each Class C share (or fraction thereof) of the Steward International Enhanced Index Fund series with a par value of one tenth of one cent ($0.001) per share that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof be changed into 1/2 of one (or 1/2 of such fraction of a) Class C share of the Steward International Enhanced Index Fund series with a par value of two tenths of one cent ($0.002) per share (e.g., every two shares shall automatically and without any action on part of the holder thereof be changed into one share).

(D)       As of the Effective Time, each Class R6 share (or fraction thereof) of the Steward International Enhanced Index Fund series with a par value of one tenth of one cent ($0.001) per share that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof be changed into 1/2 of one (or 1/2 of such fraction of a) Class R6 share of the Steward International Enhanced Index Fund series with a par value of two tenths of one cent ($0.002) per share (e.g., every two shares shall automatically and without any action on part of the holder thereof be changed into one share).

(E)       As of the Effective Time, each Class C share (or fraction thereof) of the Steward Large Cap Enhanced Index Fund series with a par value of one tenth of one cent ($0.001) per share that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof be changed into 1/5 of one (or 1/5 of such fraction of a) Class C share of the Steward Large Cap Enhanced Index Fund series with a par value of five tenths of one cent ($0.005) per share (e.g., every five shares shall automatically and without any action on part of the holder thereof be changed into one share).

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(F)       As of the Effective Time, each Class R6 share (or fraction thereof) of the Steward Large Cap Enhanced Index Fund series with a par value of one tenth of one cent ($0.001) per share that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof be changed into 1/5 of one (or 1/5 of such fraction of a) Class R6 share of the Steward Large Cap Enhanced Index Fund series with a par value of five tenths of one cent ($0.005) per share (e.g., every five shares shall automatically and without any action on part of the holder thereof be changed into one share).

(G)       As of the Effective Time, each Class C share (or fraction thereof) of the Steward Select Bond Fund series with a par value of one tenth of one cent ($0.001) per share that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof be changed into 1/3 of one (or 1/3 of such fraction of a) Class C share of the Steward Select Bond Fund series with a par value of three tenths of one cent ($0.03) per share (e.g., every three shares shall automatically and without any action on part of the holder thereof be changed into one share).

(H)       As of the Effective Time, each Class R6 share (or fraction thereof) of the Steward Select Bond Fund series with a par value of one tenth of one cent ($0.001) per share that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof be changed into 1/3 of one (or 1/3 of such fraction of a) Class R6 share of the Steward Select Bond Fund series with a par value of three tenths of one cent ($0.003) per share (e.g., every three shares shall automatically and without any action on part of the holder thereof be changed into one share).

(I)       As of the Effective Time, each Class C share (or fraction thereof) of the Steward Small-Mid Cap Enhanced Index Fund series with a par value of one tenth of one cent ($0.001) per share that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof be changed into 1/2 of one (or 1/2 of such fraction of a) Class C share of the Steward Small-Mid Cap Enhanced Index Fund series with a par value of two tenths of one cent ($0.002) per share (e.g., every two shares shall automatically and without any action on part of the holder thereof be changed into one share).

(J)       As of the Effective Time, each Class R6 share (or fraction thereof) of the Steward Small-Mid Cap Enhanced Index Fund series with a par value of one tenth of one cent ($0.001) per share that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof be changed into 1/2 of one (or 1/2 of such fraction of a) Class R6 share of the Steward Small-Mid Cap Enhanced Index Fund series with a par value of two tenths of one cent ($0.002) per share (e.g., every two shares shall automatically and without any action on part of the holder thereof be changed into one share).

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THIRTEENTH: The amendments described above were approved by a majority of the entire Board of Directors of the Corporation. The amendments are limited to changes expressly authorized by Section 2-309(e) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

FOURTEENTH: These Articles of Amendment shall become effective at 4:01 p.m. Eastern Time on March 6, 2020 (the “Effective Time”).

FIFTEENTH: Immediately before the Effective Time, the total number of Common Shares of all series and classes that the Corporation was authorized to issue was four hundred million (400,000,000) Common Shares, each with a par value of one tenth of one cent ($0.001) per share, for an aggregate par value of four hundred thousand dollars ($400,000), classified as follows:

	Number of Shares: Class Allocation
Name of Series	Class A	Class C	Class R6	Institutional Class
Steward Covered Call Income Fund	16,000,000	15,000,000	16,000,000	20,000,000
Steward Global Equity Income Fund	16,000,000	15,000,000	16,000,000	20,000,000
Steward International Enhanced Index Fund	16,000,000	15,000,000	16,000,000	20,000,000
Steward Large Cap Enhanced Index Fund	16,000,000	15,000,000	16,000,000	20,000,000
Steward Select Bond Fund	16,000,000	13,000,000	16,000,000	20,000,000
Steward Small-Mid Cap Enhanced Index Fund	16,000,000	15,000,000	16,000,000	20,000,000

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SIXTEENTH: Immediately after the Effective Time, the total number of Common Shares of all series and classes that the Corporation is authorized to issue is four hundred million (400,000,000) Common Shares, each with a par value of one tenth of one cent ($0.001) per share, other than (i) the 15,000,000 Common Shares designated and classified as the Class C shares of the Steward Global Equity Income Fund series, each of which has a par value of one cent ($0.01) per share, (ii) the 16,000,000 Common Shares designated and classified as the Class R6 shares of the Steward Global Equity Income Fund series, each of which has a par value of one cent ($0.01) per share, (iii) the 15,000,000 Common Shares designated and classified as the Class C shares of the Steward International Enhanced Index Fund series, each of which has a par value of two tenths of one cent ($0.002) per share, (iv) the 16,000,000 Common Shares designated and classified as the Class R6 shares of the Steward International Enhanced Index Fund series, each of which has a par value of two tenths of one cent ($0.002) per share, (v) the 15,000,000 Common Shares designated and classified as the Class C shares of the Steward Large Cap Enhanced Index Fund series, each of which has a par value of five tenths of one cent ($0.05) per share, (vi) the 16,000,000 Common Shares designated and classified as the Class R6 shares of the Steward Large Cap Enhanced Index Fund series, each of which has a par value of five tenths of one cent ($0.005) per share, (vii) the 13,000,000 Common Shares designated and classified as the Class C shares of the Steward Select Bond Fund series, each of which has a par value of three tenths of one cent ($0.003) per share, (viii) the 16,000,000 Common Shares designated and classified as the Class R6 shares of the Steward Select Bond Fund series, each of which has a par value of three tenths of one cent ($0.003) per share, (ix) the 15,000,000 Common Shares designated and classified as the Class C shares of the Steward Small-Mid Cap Enhanced Index Fund series, each of which has a par value of two tenths of one cent ($0.002) per share, and (x) the 16,000,000 Common Shares designated and classified as the Class R6 shares of the Steward Small-Mid Cap Enhanced Index Fund series, each of which has a par value of two tenths of one cent ($0.002) per share, for an aggregate par value of nine hundred twenty three thousand dollars ($923,000), classified as follows:

	Number of Shares; Class Allocation
Name of Series	Class A	Class C	Class R6	Institutional Class
Steward Covered Call Income Fund	16,000,000	15,000,000	16,000,000	20,000,000
Steward Global Equity Income Fund	16,000,000	15,000,000	16,000,000	20,000,000
Steward International Enhanced Index Fund	16,000,000	15,000,000	16,000,000	20,000,000
Steward Large Cap Enhanced Index Fund	16,000,000	15,000,000	16,000,000	20,000,000
Steward Select Bond Fund	16,000,000	13,000,000	16,000,000	20,000,000
Steward Small-Mid Cap Enhanced Index Fund	16,000,000	15,000,000	16,000,000	20,000,000

The information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law was not changed by these Articles of Amendment.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 5th day of March, 2020; and its President acknowledges that these Articles of Amendment are the act of the Corporation, and he further acknowledges that, as to all matters or facts set forth herein that are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information, and belief, and that this statement is made under the penalties for perjury.

ATTEST:	STEWARD FUNDS, INC.

Patricia Mims	By: Michael L. Kern III (SEAL)
Patricia Mims, Secretary	Michael L. Kern, III, CFA, President

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